[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GROWTH FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                         Total
                                                              Shares     Shares  % of Issue                      Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/96
Cornell Corrections       10/03/96 40,000   0.02%    $12.00   40,000     4,000   1.00%    Dillion, Read & Co     0
Deutsche Telecom          11/18/96 354,900  0.20%    $18.89   596,900    85,000  0.07%    Goldman Sachs          489,900

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              02/28/97
Spieker Properties, Inc   01/21/97 191,000  0.16%    $34.50   198,000    10,000  1.98%    Goldman Sachs          617,200

10f-3 TRANSACTIONS FOR THE PERIOD MAY 1, 1997 THROUGH AUGUST 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/97
Sante Fe International    06/09/97 126,200  0.08%    $28.50   229,200    35,000  0.65%    Goldman Sachs          0
Arden Realty              07/17/97 215,200  0.11%    $26.13   265,100    12,000  2.21%    Lehman Brothers        215,200

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1997 THROUGH OCTOBER 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              10/31/97
Spieker Properties, Inc   10/29/97 255,000  0.00%    $38.88   325,600    10,000  3.26%    Goldman Sachs          777,200

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.